UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on December 12, 2024, U.S. Energy Corp. (the “Company”, “we” and “us”), and our wholly-owned subsidiary, New Horizon Resources LLC (“New Horizon”), entered into a Purchase and Sale Agreement (the “Sale Agreement”), with 84 Resources Holdings, LLC (“84 Resources”). Pursuant to the Sale Agreement, we agreed to sell 84 Resources primarily operated oil and gas producing properties, including all oil and gas leases, wells (122), surface rights, rights of ways, personal property, permits, contracts, records and facilities, associated therewith located primarily in Liberty and Henderson Counties, Texas (the “Property”), in consideration for $6.825 million, subject to customary adjustments (the “Purchase Price” and the “Sale”).

On December 31, 2024, the Company completed the Sale, and sold the Property to 84 Resources in consideration for the Purchase Price, which is subject to certain adjustments that will be finalized following the closing pursuant to the Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information included in the Introductory Note is incorporated into this Item 2.01 by reference in its entirety. The foregoing description of the Purchase Agreement and the Sale does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was attached as Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2024, the terms of which are incorporated herein by reference.

Item 8.01 Other Events.

On December 31, 2024, the Company issued a press release announcing the completion of the Sale. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The unaudited pro forma condensed combined financial information and the related notes are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. They present the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations of the Company after giving pro forma effect to the Sale. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 were prepared as though the Sale occurred at the beginning of the periods presented. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 was prepared as though the Disposition and related transactions occurred on September 30, 2024.

(d) Exhibits.
Exhibit No.	Description

99.1	Press Release of U.S. Energy Corp., dated December 31, 2024
99.2	Unaudited pro forma condensed combined financial information of U.S. Energy Corp. as of and for the nine months ended September 30, 2024 and the year ended December 31, 2023
104	Cover page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	December 31, 2024